NEWS RELEASE

FOR IMMEDIATE RELEASE

December 1, 1998

Data Systems Network Corporation
Announces New Audit Firm

FARMINGTON HILLS, MICHIGAN--Data Systems Network Corporation (OTC BB:DSYS) announced today that it has engaged Grant Thornton LLP, as its independent auditors.

Through Grant Thornton International, the firm has more than 18,500 partners and staff and over 550 offices located in more than 90 countries. In the U.S., Grant Thornton has approximately 3,000 partners and staff in 48 locations. The firm was established in 1924.

Data Systems provides computer network services and products that enable the control of complex distributed computing environments and allow companies to capitalize on their investments in technology and people. The company provides a wide range of network integration services including installation, consultation, technical support and training. It also provides specialized services in network management, application development, enterprise document management and Year 2000 consulting. Based in Farmington Hills, Michigan, Data Systems has 16 offices and more than 230 employees.

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For additional information contact:
Barbara Hauswirth, Director of Marketing
800-544-2086